Exhibit 99.1

eMagin Corporation Announces $33.6 million Investment by the Department of Defense

--Provides Funding for Defense Production Act Title III Project--

HOPEWELL JUNCTION, N.Y. – July 27, 2020 – eMagin Corporation, or the “Company”, (NYSE American: EMAN),  a leader in the development, design, and manufacture of Active Matrix OLED microdisplays used in military and commercial AR/VR devices, and other near-eye imaging products, today announced it has been awarded a $33.6 million contract over the next thirty three months from the Department of Defense (“DoD”) to sustain and enhance U.S. domestic capability for high resolution, high brightness OLED microdisplays that will be based on eMagin's proprietary direct patterning technology ("dPdTM"). This investment, which is separate from the $5.5 million award announced on June 11, 2020 under the Industrial Base Analysis and Sustainment (“IBAS”) Program for OLED Supply Chain Assurance, will be used to increase capacity and sustain operations at eMagin's Hopewell Junction, New York headquarters.

eMagin will use a major portion of this Defense Production Act Title III investment to install production capable dPd equipment which will significantly enhance the throughput and yield of this technology. The funding will also allow the Company to replace and update equipment to reduce production downtime and increase yield and throughput for existing displays. eMagin Corporation has been supplying OLED microdisplays for Defense Programs of Record since 2006. These systems include the Army Enhanced Night Vision Goggle Binocular, Family of Weapons Sight - Sniper, Laser Target Locating Module, Squad Binocular Night Vision Goggle, Common Laser Range Finder, Javelin Command Launch Unit, DELTA-I, and eCOSI/eCOTI, and development programs such as Joint Strike Fighter (F-35) Helmet Mounted Display System and Apache Integrated Helmet and Display Sight System. This investment will ensure that the U.S. Government continues to have access to this critical domestic capability.

Andrew Sculley, CEO, said, "We are very pleased by the DoD recognition of the value of our OLED microdisplays and technology for mission critical applications for U.S. defense programs. As a result, this investment will support the upgrade of our manufacturing processes including our innovative dPd technology, the purchase of new equipment and the hiring of additional personnel to support our growth in production."

About eMagin Corporation

The Leader in OLED microdisplay technology for the next generation of computing and imaging devices, serving world-class customers in the military and consumer, medical and industrial markets. We invent, engineer and manufacture display technologies of the future in the USA, including our Direct Patterning Technology (dPd) that will transform the way the world consumes information. Since 2001, our microdisplays have been, and continue to be, used in AR/VR, aircraft helmets, heads-up display systems, thermal scopes, night vision goggles, future weapon systems and a variety of other applications. www.emagin.com

Important Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation’s expectations, intentions, strategies and beliefs pertaining to future events or future financial performance including the possible receipt of additional funds from the US Government. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company’s most recent filings with the SEC. For a more complete description of the risks factors that could cause our actual results to differ from our current expectations, including impacts of the COVID-19 pandemic, please see the section entitled “Risk Factors” in eMagin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in any Form 10-Q filed or to be filed by eMagin, and in other documents we file with the SEC from time to time.

CONTACT

eMagin Corporation

Mark A. Koch, Acting Chief Financial Officer

845-838-7951

Exhibit 99.1

mkoch@emagin.com

Affinity Growth Advisors

Betsy Brod

212-661-2231

betsy.brod@affinitygrowth.com